CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees
Putnam Vista Fund:

We consent to the use of our report dated September 9, 2004, incorporated in this Registration Statement by reference, to the Putnam Vista Fund, and to the references to our firm under the captions
"Financial Highlights" in the prospectuses and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                           KPMG LLP


Boston, Massachusetts
November 23, 2004